Exhibit 99.1

FOR RELEASE: Immediately

Contact:
Richard K. Arter	Investor Relations	941-362-1200
Richard J. Dobbyn	Chief Financial Officer	941-362-1200

Sun Hydraulics Corporation Declares Second Quarter Dividend

SARASOTA, FLA, May 28, 2002 — Sun Hydraulics Corporation (NASDAQ: SNHY) announced a $0.04 per share dividend on its common stock. The dividend is payable on July 15, 2002, to shareholders of record as of June 30, 2002.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.